 Exhibit 99.1

Source: Mateon Therapeutics, Inc.

January 25, 2021 07:00 ET

MATEON LAUNCHING MOBILE APP, ARTIHEALTH™, FOR REMOTE RESPIRATORY HEALTH ASSESSMENT

AGOURA HILLS, California, Jan. 25, 2021 (GLOBE NEWSWIRE) — Mateon Therapeutics, Inc. (OTCQB:MATN) (“Mateon”), a leading developer of TGF-β therapeutics for oncology and infectious diseases, announced that it will be launching its mobile app, ARTIHealthTM, for respiratory health assessment, in India along with its COVID-19 therapeutic, PulmoHealTM also known as ARTIVedaTM, for total care of COVID-19 patients.

Initially, the drug and device combination will be available in India through our Indian partner, Windlas Biotech Pvt. Ltd. (Windlas), where both drug and device will be marketed under the brand name PulmoHealTM. Previously, Mateon had reported that PulmoHealTM more than doubled the recovery rate of COVID-19 patients.

“Mateon’s artificial intelligence (AI) telemedicine platform, ArtiHealthTM, provides respiratory assessments for integrated treatment of respiratory diseases such as COVID-19,” said Dr. Vuong Trieu, Chairman and CEO of Mateon.

●	The mobile app will be available as part of the PulmoHealTM product. The QR code on the product package allows access to ArtiHealthTM for self-assessment of respiratory health in real time.

●	ArtiHealthTM is powered by Mateon’s AI supercomputing and AI platform in conjunction with IBM. Initially, the cough assessment will be powered by Salcit Pvt. Ltd.’s (Salcit) AI module.

●	Per Salcit, their AI module has overall accuracy in predicting the pattern of the disease at 91.97%, sensitivity at 87.2%, and specificity at 93.69% [Rudraraju G. et al. (2020) Cough sound analysis and objective correlation with spirometry and clinical diagnosis. Informatics in Medicine Unlocked 19, 100319. https://doi.org/10.1016/j.imu.2020.100319.

Saran Saund, CBO, Mateon, commented, “To date, standard of care for mild and moderate COVID patients is limited to self-quarantine without any drug therapy. Such patients can benefit from PulmoHealTM. We are optimistic that the pandemic can be addressed with PulmoHealTM as well as reduce burden on health care providers with ARTIHealthTM.”

Please view this 5-minute interview on CGTN at this link to see how AI driven drug discovery is helping the deployment of PulmoHealTM: https://www.youtube.com/watch?v=AQDfqeqiZqs&feature=youtu.be. And the demo for the respiratory app at https://www.youtube.com/watch?v=0-yF2eyUlIY&t=138s.

Hitesh Windlas, MD, Windlas, commented, “With cutting-edge AI supercomputing respiratory health self-assessment, we are poised to provide superior patient care for COVID-19 patients and patients with respiratory issues. As an organization, we are leveraging world-class manufacturing and rigorous clinical trials to deliver superior solutions. The strength of this drug device combination is fueling our launch of PulmoHealTM.”

“Five years in the making, SwaasaTM has been leading the charge to develop AI models to enable consumers to assess their lung health through mobile devices,” said Venkat Yechuri, CEO Salcit Pvt. Ltd. “We are excited about this partnership, which can also make a difference in the lives of 1.3 billion Indians”

About Salcit Pvt Ltd

Salcit is a leader in providing digital health solutions for respiratory diseases. The AI platform can simplify cough assessments by enabling patients to remotely perform assessments using a smartphone. Respiratory assessments are available on-demand during early formative stages of disorders. Results are provided in seconds, without depending on doctor availability, with a self-service & non-invasive AI platform.

About Windlas Biotech Pvt. Ltd, India

Windlas is a 20-year-old company with a strong track record of research, development, manufacturing and distribution of pharmaceutical products in India, USA and several other emerging markets. It has four large scale manufacturing facilities employing more than 1500 employees and is the 5th largest Contract Development and Manufacturing Organization (CDMO) serving top innovator as well as generic pharma companies across the world. It has developed more than 500 different formulations (> 2Billion doses annually) of anti-viral, cardiovascular, anti-diabetic, anti-infective, CNS and dermatology products.

About ARTIVedaTM

The product, ARTIVedaTM, is a formulated plant extract of the indigenous plant Artemisia, known in Sanskrit texts as Damanaka. ARTIVedaTM is the first Ayurvedic drug against COVID-19 through TGF-β inhibition. ARTIVedaTM is expected to be effective through the entire infection cycle. The active component of ARTIVedaTM has been identified as artemisinin. Through proprietary GMP quality extraction and manufacturing processes, the Artemisia extract was rendered active against SARS-CoV-2 with robust Safety Index (SI) greater than 100 (ratio of nonspecific cell kill versus viral kill). Other extracts have SI <10. Testing was performed at the US NIAID core viral laboratory. The product is protected by a patent portfolio of over 15 international patents by Mateon’s R&D. The mechanism of action against COVID-19 has been confirmed in 5 key peer reviewed international scientific/medical publications. ARTIVedaTM is designed to target multiple viral threats including COVID-19 by suppressing both viral replication and clinical symptoms that arise from viral infection. A phase IV trial looking at ARTIVedaTM in COVID-19 is ongoing in India and globally. We are expecting the product to be a cost effective prophylactic suitable for global deployment.

About Mateon Therapeutics

Mateon was created by the recent reverse merger with Oncotelic, which became a wholly owned subsidiary of Mateon, thereby creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer and infectious diseases. OT-101, the lead immuno-oncology drug candidate of Mateon/Oncotelic, is a first-in-class anti-TGF-βRNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. OT-101 also has activity against SARS-CoV-2. Mateon/Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on rare pediatric cancers. Mateon has rare pediatric designation for DIPG (OT-101), melanoma (CA4P), and AML (OXi4503). For more information, please visit www.oncotelic.com and www.mateon.com.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

ashah@oncotelic.com